Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Experts" in the Amendment No. 2 to Registration Statement on Form F-2 and related prospectus of Tefron Ltd. for the registration of 2,470,021 of its ordinary shares and to the incorporation by reference therein of our report dated September 14, 2004 with respect to the consolidated financial statements of Tefron Ltd. included in its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                               /s/ Kost Forer Gabbay & Kasierer

Tel Aviv, Israel                                 Kost Forer Gabbay & Kasierer
October 22, 2004                               A Member of Ernst & Young Global